EXHIBIT 99.3

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

NOTICE OF GUARANTEED DELIVERY
For Tender of
American Depositary Shares (“ADSs”)
Evidenced by American Depositary Receipts (“ADRs”)
of
ActivCard S.A.
Pursuant to the Exchange Offer dated                         , 2002
by
ActivCard Corp.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the offer by ActivCard Corp., a Delaware corporation, to exchange each outstanding ADS of ActivCard S.A. for one share of common stock of ActivCard Corp., a Delaware corporation, as described in the Prospectus dated                         , 2002 relating to the exchange offer and the related Letter of Transmittal if:

•	the ADRs evidencing such ADSs are not immediately available, or

•	the procedures for book-entry transfer cannot be completed prior to the expiration date of the exchange offer, or

•	time will not permit all required documents to reach The Bank of New York, the U.S. Exchange Agent for the exchange offer, prior to the expiration date of the exchange offer.

The term “expiration date” means [                        ], New York City time, on                         ,                         , 2002, or, if the exchange offer is extended, the latest time and date at which the exchange offer, as extended, will expire. This form may be delivered by hand or transmitted via facsimile or mailed to the U.S. Exchange Agent and must include a guarantee by an Eligible Institution (as defined below). See the procedures described in the Prospectus under the caption “Terms of the Exchange Offer—Procedures for exchanging ADSs—Guaranteed delivery procedures.” Any terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

The U.S. Exchange Agent for the exchange offer is:

THE BANK OF NEW YORK

By mail:	By facsimile:	By overnight courier or hand:

Tender & Exchange Department	(for Eligible Institutions Only)	Tender & Exchange Department
P.O. Box 11248	(212) 815-6433	101 Barclay Street
Church Street Station		Receive and Deliver Window
New York, New York 10286-1248	Confirm by telephone:	New York, New York 10286
(212) 815-6212

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

In the case of ADSs held through the Depository Trust Company (“DTC”), the Notice of Guaranteed Delivery may be delivered to the U.S. exchange agent by a participant in DTC’s system via the book-entry confirmation system. ActivCard S.A. common shares may not be tendered by means of this form.

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Ladies and Gentlemen:

The undersigned hereby tenders to ActivCard Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated                         , 2002 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs indicated below pursuant to the guaranteed delivery procedure set forth under the caption “Terms of the Exchange Offer—Procedures for exchanging ADSs—Guaranteed delivery procedures” of the Prospectus.

Number of ADSs Tendered:

ADR No(s). (if available):

If ADSs will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

Date:                                                                                       , 2002

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Area Code and Telephone Number:

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the ADRs evidencing all ADSs tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such ADSs into the U.S. exchange agent’s account at DTC (pursuant to the procedures set forth under the caption “Terms of the Exchange Offer—Procedures for exchanging ADSs—Guaranteed delivery procedures” of the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an “agent’s message” (as defined in the Prospectus)) and any other documents required by the Letter of Transmittal, will be received by the U.S. exchange agent at one of its addresses set forth above within three (3) Nasdaq trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the U.S. Exchange Agent and must deliver the Letter of Transmittal, ADRs evidencing the ADSs and/or any other required documents to the U.S. Exchange Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:                                                                          , 2002

NOTE: DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY; ADRs EVIDENCING ADSs ARE TO BE DELIVERED WITH YOUR ADS LETTER OF TRANSMITTAL.

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